UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2016

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, the employment of Vikram Lamba as our Chief Executive Officer was terminated without cause by our Board of Directors. Mr. Lamba also resigned from the Board effective on that date. As a result of his termination, Mr. Lamba will be entitled to receive severance benefits as provided in the Employment Letter Agreement dated May 11, 2012, between us and Mr. Lamba, as amended on December 17, 2013.

Immediately following Mr. Lamba’s termination, the Board appointed Konstantinos Alataris, Ph.D., our President and Chief Operating Officer, to serve in the additional capacity of Chief Executive Officer.

Item 8.01	Other Events

On January 7, 2016, we issued a press release entitled “Zosano Pharma Announces Appointment of Konstantinos Alataris, Ph.D. as President and Chief Executive Officer,” which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated January 7, 2016, entitled “Zosano Pharma Announces Appointment of Konstantinos Alataris, Ph.D. as President and Chief Executive Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: January 7, 2016	By:	/s/ Konstantinos Alataris
Name: Konstantinos Alataris
Title: President, Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated January 7, 2016, entitled “Zosano Pharma Announces Appointment of Konstantinos Alataris, Ph.D. as President and Chief Executive Officer”

4